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                                                                     Exhibit 5.1


             Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP


                                                  December 10, 2003


Reliant Resources, Inc.
1000 Main Street
Houston, Texas 77002

       Re: Reliant Resources, Inc. and the Subsidiary Guarantors listed on Schedule I hereto Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Reliant Resources, Inc., a Delaware corporation (the "Company"), and each of the Subsidiary Guarantors listed on
Schedule I hereto (the "Subsidiary Guarantors") in connection with the public offering of (i) $550,000,000 aggregate principal amount of 9.25% Senior Notes due 2010 (the "9.25% Exchange Notes") of the Company and (ii) $550,000,000 aggregate principal amount of 9.50% Senior Notes due 2013 (the "9.50% Exchange Notes," and together with the 9.25% Exchange Notes, the "Exchange Notes") of the Company. The Indenture, dated as of July 1, 2003 (the "9.25% Notes Indenture"), by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company, as trustee (the "Trustee"), provides for the guarantee of the 9.25% Exchange Notes by the Subsidiary Guarantors (the "9.25% Exchange Notes Guarantees") to the extent set forth in the 9.25% Notes Indenture. The Indenture, dated as of July 1, 2003 (the "9.50% Notes Indenture," and together with the 9.25% Notes Indenture, the "Indentures"), by and among the Company, the Subsidiary Guarantors and the Trustee, provides for the guarantee of the 9.50% Exchange Notes by the Subsidiary Guarantors (the "9.50% Exchange Notes Guarantees," and together with the 9.25% Exchange Notes Guarantees, the "Guarantees") to the extent set forth in the 9.50% Notes Indenture. Pursuant to an exchange offer (the "Exchange Offer"), (i) the 9.25% Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 9.25% Senior Notes due 2010 of the Company (the "Original 9.25% Notes") under the 9.25% Notes Indenture and (ii) the 9.50% Exchange Notes are to be issued in exchange for a like principal amount of the issued and outstanding 9.50% Senior Notes due 2013 of the Company (the "Original 9.50% Notes") under the 9.50% Notes Indenture, each as contemplated by the Exchange and Registration Rights Agreement, dated July 1, 2003 (the "Exchange and Registration

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Reliant Resources, Inc.
December 10, 2003
Page 2

Rights Agreement"), by and among the Company, the Subsidiary Guarantors, Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Barclays Capital Inc.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (i) the Registration Statement on Form S-4, Registration No. 333-107297 (the "Registration Statement") filed on July 24, 2003 by the Company with the Securities and Exchange Commission (the "Commission") relating to the Exchange Notes and the Guarantees and Amendment No. 1 thereto filed with the Commission on the date hereof;

         (ii)     an executed copy of the Exchange and Registration Rights
                  Agreement;

         (iii) executed copies of the Indentures, including the terms and provisions of the Guarantees;

         (iv) the Restated Certificate of Incorporation of the Company, as currently in effect;

         (v)      the By-Laws of the Company, as currently in effect;

         (vi) certain resolutions adopted by the members of the Board of Directors of the Company relating to the Exchange Offer, the Indentures, and related matters;

         (vii) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

         (viii) the form of the 9.25% Exchange Notes and the form of the 9.50% Exchange Notes.

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Reliant Resources, Inc.
December 10, 2003
Page 3

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company but including the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that such parties have been duly organized and are validly existing and in good standing under the laws of their jurisdiction of organization and that such parties have complied with all aspects of the laws of their respective jurisdictions of organization in connection with the Exchange Notes, the Exchange and Registration Rights Agreement, the Indentures and the Guarantees. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

         Our opinion set forth herein is limited to Delaware corporate law and the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

         The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

         (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar

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Reliant Resources, Inc.
December 10, 2003
Page 4

laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

         (b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on either of the Indentures or the Guarantees or any transaction contemplated thereby.

         Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. When the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the applicable Indenture and have been issued and delivered upon consummation of the Exchange Offer in the State of New York against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         2. Assuming the Guarantees have been duly authorized, executed and delivered by the Subsidiary Guarantors, when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the applicable Indenture and have been issued and delivered upon consummation of the Exchange Offer in the State of New York against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, each Guarantee will constitute valid and binding obligation of the applicable Subsidiary Guarantor enforceable against such Guarantor in accordance with its terms.

         In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of each of the Indentures, the consummation by the Company and the Subsidiary Guarantors of the Exchange Offer and the performance by the Company and the Subsidiary Guarantors of their respective obligations under the Exchange Notes and the Guarantees do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their respective properties are subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in
Part II of the Registration Statement or the Company's Annual Report on Form
10-K.

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Reliant Resources, Inc.
December 10, 2003
Page 5

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ Skadden, Arps, Slate,
                                                     Meaghen & Flom LLP
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                                   SCHEDULE I

                              SUBSIDIARY GUARANTORS

"Subsidiary Guarantors" means each of:

GuideStreet, Inc.
Insync Internet Services, Incorporated
Orion Power Holdings, Inc.
Reeves County Land Associates, LLC
Reliant Energy Arrow Canyon, LLC
Reliant Energy Atlantic, LLC
Reliant Energy Aurora Development, LLC
Reliant Energy Aurora Holding, LLC
Reliant Energy Bighorn, LLC
Reliant Energy Broadband, Inc.
Reliant Energy California Holdings, LLC
Reliant Energy CapTrades Holding Corp.
Reliant Energy Choctaw County, LLC
Reliant Energy Communications, Inc.
Reliant Energy Construction, LLC
Reliant Energy Coolwater, Inc.
Reliant Energy Corporate Services, LLC
Reliant Energy Customer Care Services, LLC
Reliant Energy Deer Park, Inc.
Reliant Energy Desert Basin, LLC
Reliant Energy Development Services, Inc.
Reliant Energy Electric Solutions, LLC
Reliant Energy Ellwood, Inc.
Reliant Energy Equipment Company, LLC
Reliant Energy Erie West, LLC
Reliant Energy Etiwanda, Inc.
Reliant Energy Florida Holdings, LLC
Reliant Energy Funding, LLC
Reliant Energy Gas Storage, LLC
Reliant Energy Gilbert, LLC
Reliant Energy Hunterstown, LLC
Reliant Energy Indian River, LLC
Reliant Energy Key/Con Fuels, LLC
Reliant Energy Mandalay, Inc.
Reliant Energy Mid-Atlantic Development, Inc.
Reliant Energy Net Ventures, Inc.

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Reliant Energy New Smyrna Beach, LLC
Reliant Energy Northeast Generation, Inc.
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Ormond Beach, Inc.
Reliant Energy Osceola, LLC
Reliant Energy Partsco, LLC
Reliant Energy Portland, LLC
Reliant Energy Power Generation, Inc.
Reliant Energy Power Operations I, Inc.
Reliant Energy Power Operations II, Inc.
Reliant Energy Renewables Atascocita GP, LLC
Reliant Energy Renewables Baytown GP, LLC
Reliant Energy Renewables Blue Bonnet GP, LLC
Reliant Energy Renewables Coastal Plains GP, LLC
Reliant Energy Renewables Conroe GP, LLC
Reliant Energy Renewables Fort Worth GP, LLC
Reliant Energy Renewables Holdings II, LLC
Reliant Energy Renewables Security GP, LLC
Reliant Energy Renewables, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Retail Services, LLC
Reliant Energy Sabine (Delaware), Inc.
Reliant Energy Sabine (Texas), Inc.
Reliant Energy Services Desert Basin, LLC
Reliant Energy Services International, Inc.
Reliant Energy Services New Mexico, LLC
Reliant Energy Services, Inc.
Reliant Energy Seward, LLC
Reliant Energy Shelby Development Corp.
Reliant Energy Shelby Holding Corp.
Reliant Energy Signal Peak, LLC
Reliant Energy Solutions, LLC
Reliant Energy Solutions California, Inc.
Reliant Energy Solutions East, LLC
Reliant Energy Solutions Holdings, LLC
Reliant Energy Solutions West, LLC
Reliant Energy Titus, LLC
Reliant Energy Trading Exchange, Inc.
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
Reliant Energy Winter Haven, LLC
Reliant Resources International Services, Inc.

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ReliantEnergy.com, Inc.
Reliant Energy Europe Trading & Marketing, Inc.
Reliant Energy Services Mid-Stream, LLC
StarEn Power, LLC
Texas Star Energy Company
Reliant Energy Aurora I, LP
Reliant Energy Aurora II, LP
Reliant Energy Aurora, LP
Reliant Energy Renewables Atascocita, LP
Reliant Energy Renewables Baytown, LP
Reliant Energy Renewables Blue Bonnet, LP
Reliant Energy Renewables Coastal Plains, LP
Reliant Energy Renewables Conroe, LP
Reliant Energy Renewables Fort Worth, LP
Reliant Energy Renewables Security, LP
Reliant Energy Shelby County II, LP
Reliant Energy Shelby County, LP
Reliant Energy Shelby I, LP
Reliant Energy Shelby II, LP